Exhibit 99.2

High Roller Executes Definitive Strategic Marketing Agreement with Lines.com to Support U.S. Prediction Markets Launch

Las Vegas, Nevada, April 16, 2026 (GLOBE NEWSWIRE) -- High Roller Technologies, Inc. (“High Roller” or the “Company”) (NYSE: ROLR), operator of the award-winning premium online casino brands High Roller and Fruta, today announced it has entered into a definitive strategic marketing agreement with Lines.com, a premier sports media platform owned by Spike Up Media, to accelerate customer acquisition and brand awareness for High Roller’s planned entry into U.S. prediction markets.

“This definitive agreement with Lines.com positions us to efficiently reach highly qualified, intent-driven consumers at scale,” said Seth Young, Chief Executive Officer of High Roller Technologies. “Their automation-led content engine and conversion performance make them an ideal partner as we work to bring a differentiated prediction markets product to the U.S.”

“Prediction markets represent a logical evolution of the sports media and sports analytics ecosystem,” said Eric Ames, Chief Executive Officer of Spike Up Media. “Through this agreement, we will integrate High Roller’s upcoming product into our content and distribution channels, connecting informed, high-intent consumers with a regulated, event-based trading platform.”

Under the terms of the agreement, Lines.com will exclusively serve High Roller as a key media and distribution partner, leveraging its high-intent sports audience, advanced automation infrastructure, and market-leading conversion capabilities to support the national rollout of High Roller’s prediction markets platform.

Lines.com operates one of the most comprehensive sports media ecosystems in the United States, covering six major professional and collegiate sports leagues across more than 100,000 indexed content pages. The platform includes a rapidly growing, sports-focused social media network of 4+ million followers, with content achieving over 500 million views in the last 30 days.

The partnership is structured to introduce High Roller’s regulated prediction market offerings to audiences already familiar with implied probability, odds-based decision-making, and event-driven trading dynamics.

In addition to traditional search visibility, Lines.com has established a leadership position across AI-driven discovery channels, with nearly 800 AI citations spanning platforms such as Google AI Overview, ChatGPT, Perplexity, and Gemini—more than three times that of key competitors. This AI-native visibility is expected to further enhance High Roller’s brand discovery as consumers increasingly rely on AI-powered tools to evaluate market-based products.

The Lines.com agreement represents a core component of High Roller’s broader strategy to combine regulated infrastructure, premium consumer experience, and scalable digital distribution as the Company expands beyond iGaming into U.S. prediction markets.

Spike Up Media A.B. is a shareholder of the Company. Michael Cribari and Brandon Eachus, who currently serve as directors on the Company’s board of directors and are two of the Company’s largest shareholders, own interests in Spike Up Media. The agreement was reviewed and approved in accordance with the Company’s related party transaction policies.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion-dollar iGaming industry.

As an award-winning operator, High Roller Technologies continues to redefine digital market engagement through innovation, performance, and a commitment to excellence. For more information, please visit the Company’s investor relations website and social media channels.

About Lines.com

Lines.com, a Spike Up Media property, is a leading sports media and technology platform delivering automated, data-driven content across major professional and collegiate sports. The platform combines scaled content automation, AI-powered insights, and performance-based conversion optimization to connect high-intent consumers with regulated betting and market-based products.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact
ir@highroller.com
800-460-1039